Date 8/29/08

11.0

Commonwealth of Massachusetts
County of Norfolk
The Superior Court

CIVIL DOCKET# **NOCV2008-00207**

Clean Harbors Environmental Services, Inc.,
Plaintiff

vs.

Amerex Companies, Inc.,
Defendant

JUDGMENT BY DEFAULT UPON ASSESSMENT OF DAMAGES PURSUANT TO MASS. R.CIV. P. 55(B)2

This action came on to be heard before the Court, Janet L. Sanders, Regional Administrative Justice, presiding, upon the marking of plaintiff, Clean Harbors Environmental Services Inc., in the above entitled action, for a default Judgment by the Court, pursuant to Mass.R.Civ.P 55(b)2 and it appearing to the court that the complaint in said action was filed on 01/31/2008 and that the summons and complaint were duly served on the defendant, and that no answer or other defense has been filed by the said defendant, and that default was entered on April 28, 2008 in the office of the clerk of this court, and that no proceedings have been taken by said defendant since said default was entered.

It is **ORDERED and ADJUDGED:**

That the Plaintiff , Clean Harbors Environmental Services, Inc., recover of the Defendant, Amerex Companies, Inc. the sum of **$119,393.75*** plus statutory interest from this date and their costs of action.

Dated at Dedham, Massachusetts this 29th day of August, 2008.

By: Mary K. Hickey
Assistant Clerk

SEP 02 2008

A TRUE COPY
Attest: [signature]
~~Deputy~~ Assistant Clerk
8/29/08

cvdjud55b2_1.wpd 808306 inidoc01 hickeyma

Dckt 8/28/08

10.0

COMMONWEALTH OF MASSACHUSETTS

NORFOLK, ss.

SUPERIOR COURT

CIVIL ACTION

NO. 08-207

Clean Harbors Environmental Services, Inc., Plaintiff

v.

Amerex Companies, Inc, Defendant

ASSESSMENT OF DAMAGES

In the above action, the court after default of defendant, Amerex Companies Inc

assesses damages in the sum of 88,094.61 (principal balance) plus interest from date of breach (per contract) of $28,892.43 plus attorneys fees and costs of $2406.77 (total $119,393.~~)

Dated: 8/29, 2008

[signature]

Justice of the Superior Court

A TRUE COPY

Attest: [signature]

~~Deputy~~ Assistant Clerk

8/29/08

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